                                                                     EXHIBIT 5.1



                                 August 4, 1998


                           (WITH STOCKHOLDER APPROVAL)



Apartment Investment and Management Company
1873 South Bellaire Street, 17th Floor
Denver, Colorado 80222-4348


     Re: Registration Statement on Form S-4


Ladies and Gentlemen:

     We have served as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the "Securities"): (i) up to 7,973,684 shares of Class A Common Stock, $.01 par value per share of the Company ("Common Stock"), (ii) up to 7,973,684 shares of Class E Cumulative Convertible Preferred Stock, $.01 par value per share of the Company ("Class E Preferred Stock"), and (iii) up to 2,631,578 shares of Class F Cumulative Convertible Preferred Stock, $.01 par value per share of the Company ("Class F Preferred Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):



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Apartment Investment and Management Company
August 4, 1998
Page 2



     1. The Registration Statement, including the related form of joint proxy statement/prospectus (the "Proxy Statement") included therein, in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws (the "Bylaws") of the Company, certified as of a recent date by an officer of the Company;

     4. A draft of Articles Supplementary with respect to the Class E Preferred Stock, in the form to be filed with the SDAT;

     5. A draft of Articles of Merger, in the form to be filed with the SDAT;

     6. Resolutions to be adopted by the Board of Directors of the Company relating to the execution, delivery and performance of the Amended and Restated Agreement and Plan of Merger among the Company, AIMCO Properties, L.P., Insignia Financial Group, Inc. and Insignia/ESG Holdings, Inc. dated May 26, 1998 (the "Merger Agreement") and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Common Stock, the Class E Preferred Stock and, if applicable, the Class F Preferred Stock pursuant to the filing of the Registration Statement (the "Directors' Resolutions"), certified as of a recent date by an officer of the Company;

     7. Resolutions to be adopted by the stockholders of the Company at a Special Meeting of Stockholders of the Company to be held on September 14, 1998 approving, among other items, the Merger Agreement and the transactions contemplated thereby including the issuance of the Class E Preferred Stock (the "Stockholders' Resolutions");

     8. The form of certificate representing a share of each of the Common Stock and the Class E Preferred Stock;

     9. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     10. A certificate executed by an officer of the Company, dated the date hereof (the "Officer's Certificate");



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Apartment Investment and Management Company
August 4, 1998
Page 3



     11. A fully executed counterpart of the Merger Agreement, certified as of a recent date by an officer of the Company; and

     12. Such other documents and matters that we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. All actions to be taken in connection with the Directors' Resolutions will be taken at a duly called meeting at which a quorum of directors of the Company will be present and acting throughout or by the unanimous written consent of all directors.



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Apartment Investment and Management Company
August 4, 1998
Page 4



     6. The actions to be taken in connection with the Stockholders' Resolutions will be taken at a duly called meeting at which a quorum of the stockholders of the Company will be present and acting throughout.

     7. Articles Supplementary creating and designating up to 7,973,684 shares as Class E Preferred Stock in substantially the form attached to the Registration Statement will be filed with and accepted for record by the SDAT prior to the issuance of any shares of the Class E Preferred Stock.

     8. Articles of Merger will be filed with and accepted for record by the SDAT prior to the issuance of any Securities.

     9. At such time as any shares of the Class E Preferred Stock are issued, the sum of (a) all shares of Preferred Stock issued and outstanding immediately before such time and (b) the shares of Class E Preferred Stock issued at such time will not exceed the number of shares of Preferred Stock that the Company then has authority to issue.

     10. At such time as any shares of the Common Stock are issued, the sum of
(a) all shares of Common Stock issued and outstanding immediately before such time and (b) the shares of Common Stock issuable upon the conversion of the Class E Preferred Stock at such time will not exceed the number of shares of Common Stock that the Company then has authority to issue.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the adoption of the Directors' and Stockholders' Resolutions relating to the issuance of the Class E Preferred Stock and upon the due execution, countersignature and delivery of certificates representing the Class E Preferred Stock, the Class E Preferred Stock will be duly authorized and, upon issuance in accordance with


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Apartment Investment and Management Company
August 4, 1998
Page 5



the Charter, the Merger Agreement, the Proxy Statement, the Directors' Resolutions and the Stockholders' Resolutions, will be validly issued, fully paid and nonassessable.

     3. Upon the adoption of the Directors' and Stockholders' Resolutions relating to the issuance of Common Stock upon the conversion of the Class E Preferred Stock and upon the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be duly authorized and, upon issuance in accordance with the Charter, the Merger Agreement, the Proxy Statement, the Directors' Resolutions and the Stockholders' Resolutions, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity (other than Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company) without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                             Very truly yours,

                                             /s/ BALLARD, SPAHR, ANDREWS
                                                 & INGERSOLL, LLP

                                 August 4, 1998


                         (WITHOUT STOCKHOLDER APPROVAL)




Apartment Investment and Management Company
1873 South Bellaire Street, 17th Floor
Denver, Colorado 80222-4348


     Re: Registration Statement on Form S-4


Ladies and Gentlemen:

     We have served as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the "Securities"): (i) up to 7,973,684 shares of Class A Common Stock, $.01 par value per share of the Company ("Common Stock"), (ii) up to 7,973,684 shares of Class E Cumulative Convertible Preferred Stock, $.01 par value per share of the Company ("Class E Preferred Stock"), and (iii) up to 2,631,578 shares of Class F Cumulative Convertible Preferred Stock, $.01 par value per share of the Company ("Class F Preferred Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, including the related form of joint proxy statement/prospectus (the "Proxy Statement")

Apartment Investment and Management Company
August 4, 1998
Page 2



included therein, in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws (the "Bylaws") of the Company, certified as of a recent date by an officer of the Company;

     4. A draft of Articles Supplementary with respect to the Class E and Class F Preferred Stock, in the form to be filed with the SDAT;

     5. A draft of Articles of Merger, in the form to be filed with the SDAT;

     6. Resolutions to be adopted by the Board of Directors of the Company relating to the execution, delivery and performance of the Amended and Restated Agreement and Plan of Merger among the Company, AIMCO Properties, L.P., Insignia Financial Group, Inc. and Insignia/ESG Holdings, Inc. dated May 26, 1998 (the "Merger Agreement") and the consummation by the Company of the transactions contemplated thereby (the "Merger"), including the issuance of the Common Stock, the Class E Preferred Stock and the Class F Preferred Stock pursuant to the filing of the Registration Statement (the "Resolutions"), certified as of a recent date by an officer of the Company;

     7. The form of certificate representing a share of each of the Common Stock, the Class E Preferred Stock and the Class F Preferred Stock;

     8. A certificate of the SDAT as of a recent date as to the good standing of the Company;

     9. A certificate executed by an officer of the Company, dated the date hereof (the "Officer's Certificate");

     10. A fully executed counterpart of the Merger Agreement, certified as of a recent date by an officer of the Company; and

     11. Such other documents and matters that we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications stated herein.

Apartment Investment and Management Company
August 4, 1998
Page 3



     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. All actions to be taken in connection with the Resolutions will be taken at a duly called meeting at which a quorum of directors of the Company will be present and acting throughout or by the unanimous written consent of all directors.

     6. No shares of Common Stock will be issued pursuant to the Merger Agreement (other than upon the conversion of the Class E Preferred Stock). No shares of the Class E or Class F Preferred Stock will be outstanding immediately prior to the Effective Time of the Merger. The total number of shares of the Common Stock into which the Class E Preferred Stock shall be convertible will not exceed 20% of the number of shares of the Common Stock outstanding immediately before the Merger becomes effective.

Apartment Investment and Management Company
August 4, 1998
Page 4



     7. No stock, option, warrant or other security or right convertible into the Common Stock, other than the Class E and Class F Preferred Stock (which is not convertible until stockholder approval has been obtained), will be issued in connection with the Merger.

     8. Articles Supplementary creating and designating up to 5,342,106 shares as Class E Preferred Stock and up to 2,631,578 shares as Class F Preferred Stock in substantially the form attached to the Registration Statement will be filed with and accepted for record by the SDAT prior to the issuance of any shares of the Class E or Class F Preferred Stock.

     9. Articles of Merger will be filed with and accepted for record by the SDAT prior to the issuance of any Securities;

     10. At such time as any shares of the Class E Preferred Stock are issued, the sum of (a) all shares of Preferred Stock issued and outstanding immediately before such time and (b) the shares of Class E and Class F Preferred Stock issued at such time will not exceed the number of shares of Preferred Stock that the Company then has authority to issue.

     11. At such time as any shares of the Common Stock are issued, the sum of
(a) all shares of Common Stock issued and outstanding immediately before such time and (b) the shares of Common Stock issuable upon the conversion of the Class E Preferred Stock at such time will not exceed the number of shares of Common Stock that the Company then has authority to issue.

     12. The Company will not reclassify or change the terms of its outstanding stock or otherwise amend the Charter in the Merger.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.


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Apartment Investment and Management Company
August 4, 1998
Page 5



     2. Upon the adoption of the Resolutions relating to the issuance of the Class E and Class F Preferred Stock and upon the due execution, countersignature and delivery of certificates representing the Class E and Class F Preferred Stock, the Class E and Class F Preferred Stock will be duly authorized and, upon issuance in accordance with the Charter, the Merger Agreement, the Proxy Statement and the Directors' Resolutions, will be validly issued, fully paid and nonassessable.

     3. Upon the adoption of the Resolutions relating to the issuance of the Class E and Class F Preferred Stock and upon the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be duly authorized and, upon issuance in accordance with the Charter, the Merger Agreement, the Proxy Statement and the Resolutions, will be validly issued, fully paid and nonassessable.

     In reaching the opinion expressed in paragraphs' 2 and 3 above, we have reviewed Section 3-105(a)(5)(i) of the Maryland General Corporation Law ("MGCL"), which excepts a Maryland successor corporation from the requirement of stockholder approval if the merger satisfies two requirements:

     First, Section 3-105(a)(5)(i) requires that the merger not reclassify or change the outstanding stock or otherwise amend the charter of the corporation. We have assumed that the Articles Supplementary for each of the Class E and Class F Preferred Stock will be filed prior to the Effective Time of the Merger and that no other amendment to the Charter or reclassification of or change to the terms of the Company's outstanding stock are included in the Articles of Merger to be filed by the Company with the SDAT.

     Second, Section 3-105(a)(5)(i) requires that the number of shares of stock to be issued or delivered in the merger not exceed 20% of the number of shares of the corporation's stock of the same class or series outstanding immediately before the merger becomes effective. We have assumed that (a) the only stock to be issued and delivered in the merger will be the Class E and Class F Preferred Stock and (b) no share of the Class E or Class F Preferred Stock will be outstanding immediately prior to the Effective Time of the merger. Section 3-105(a)(5)(i) is not applicable to the new Class E and Class F Preferred Stock because there were no "shares of the same class or series outstanding immediately before the merger becomes effective. . . ." The purpose of Section
3-105(a)(5)(i) is evidently to protect holders of "outstanding" classes or series of stock against dilution. Where, as here, there is no stock of a class outstanding there can be no dilution.

     However, the Class E Preferred Stock is convertible into the Common Stock of the Company. Assuming that the shares of Common Stock into which the Class E Preferred Stock are convertible are treated as having been issued in connection with the Merger, the Merger will still satisfy the requirement of Section 3-105(a)(5)(i) provided that the number of shares of the Common Stock into which the Class E Preferred Stock is convertible is less than 20% of the number of shares of Common Stock


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Apartment Investment and Management Company
August 4, 1998
Page 6


outstanding immediately prior to the Effective Time of the Merger. We have assumed that the total number of shares of the Common Stock into which the Class E Preferred Stock is convertible will not exceed 20% of the number of shares of the Common Stock outstanding immediately before the Effective Time of the Merger. Therefore, stockholder approval is not required under the MGCL for the issuance of the Class E and Class F Preferred Stock.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity (other than Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company) without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                             Very truly yours,

                                             /s/ BALLARD, SPAHR, ANDREWS
                                                 & INGERSOLL LLP